Exhibit 99.1

Corporate Communications Department

NEWS Release

Textron Reports Third Quarter 2019 Results

•	EPS of $0.95, up 56% from adjusted EPS a year ago
•	Operating margin of 9.1%, up from 7.7% a year ago
•	$109 million returned to shareholders through share repurchases
•	Full-year EPS guidance narrowed to a range of $3.70 to $3.80
•	Full-year cash flow guidance revised to a range of $600 to $700 million

Providence, Rhode Island – October 17, 2019 – Textron Inc. (NYSE: TXT) today reported third quarter 2019 net income of $0.95 per share, compared to $0.61 per share last year of adjusted net income, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, or net income of $2.26 per share in the third quarter of 2018, which included the gain on the sale of the Tools & Test product line of $1.65 per share.

“Revenues were higher in the quarter primarily driven by Textron Aviation and Industrial, and we continued to have good execution with solid margin performance across our businesses,” said Textron Chairman and CEO Scott C. Donnelly.

Cash Flow

Net cash provided by operating activities of the manufacturing group for the third quarter totaled $238 million, compared to $319 million in last year’s third quarter. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $181 million compared to $259 million last year.

In the quarter, Textron returned $109 million to shareholders through share repurchases.

Outlook

Textron now expects 2019 earnings per share to be in a range of $3.70 to $3.80.

The company revised its expectation for manufacturing cash flow before pension contributions to $600 to $700 million, from $700 to $800 million. Expected pension contributions remain at about $50 million.

Third Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $1.2 billion were up $68 million from last year’s third quarter, primarily due to higher jet and aftermarket volume, partially offset by lower defense volume.

Textron Aviation delivered 45 jets, up from 41 last year, and 39 commercial turboprops, down from 43 last year.

Segment profit was $104 million in the third quarter, up $5 million from a year ago due to the higher volume and mix and favorable performance, partially offset by higher net inflation.

Textron Aviation backlog at the end of the third quarter was $1.9 billion.

Bell

Bell revenues were $783 million, up $13 million from last year on higher commercial revenues, partially offset by lower military volume.

Bell delivered 42 commercial helicopters in the quarter, down from 43 last year.

Segment profit of $110 million was down $3 million from a year ago, primarily due to an unfavorable impact from performance which included lower net favorable program adjustments, partially offset by higher volume and mix.

Bell backlog at the end of the third quarter was $5.6 billion.

Textron Systems

Revenues at Textron Systems were $311 million, down $41 million from last year, primarily reflecting lower armored vehicle volume at Textron Marine & Land Systems.

Segment profit of $31 million was up $2 million from last year’s third quarter.

Textron Systems’ backlog at the end of the third quarter was $1.4 billion.

Industrial

Industrial revenues of $950 million increased $20 million from a year ago, primarily related to a favorable impact from pricing within the Textron Specialized Vehicles product line.

Segment profit was up $46 million from the third quarter of 2018, largely due to favorable performance and a favorable impact from net pricing, primarily related to the Specialized Vehicles product line.

Finance

Finance segment revenues were down $1 million, and profit was up $2 million from last year’s third quarter.

Conference Call Information

Textron will host its conference call today, October 17, 2019 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (800) 230-1951 in the U.S. or (612) 288-0340 outside of the U.S. (request the Textron Earnings Call).

In addition, the call will be recorded and available for playback beginning at 10:30 a.m. (Eastern) on Thursday, October 17, 2019 by dialing (320) 365-3844; Access Code: 457172.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.

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Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; and the impact of the review of strategic alternatives for our Kautex business and any resulting transaction on Textron and on Kautex on a standalone basis, uncertainties as to the terms, structure and timing of any transaction and if a transaction will be completed, and whether the benefits of any transaction can be achieved.

Investor Contacts:

Eric Salander – 401-457-2288

Jeffrey Trivella – 401-457-2288

Media Contact:

David Sylvestre – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
REVENUES
MANUFACTURING:
Textron Aviation	$1,201	$1,133	$3,458	$3,419
Bell	783	770	2,293	2,353
Textron Systems	311	352	926	1,119
Industrial	950	930	2,871	3,283
	3,245	3,185	9,548	10,174

FINANCE	14	15	47	48
Total revenues	$3,259	$3,200	$9,595	$10,222

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$104	$99	$315	$275
Bell	110	113	317	317
Textron Systems	31	29	108	119
Industrial	47	1	173	145
	292	242	913	856

FINANCE	5	3	17	14
Segment Profit	297	245	930	870

Corporate expenses and other, net	(17)	(29)	(88)	(107)
Interest expense, net for Manufacturing group	(39)	(32)	(110)	(101)
Gain on business disposition (a)	-	444	-	444
Income before income taxes	241	628	732	1,106
Income tax expense	(21)	(65)	(116)	(130)
Net Income	$220	$563	$616	$976

Earnings Per Share (EPS)	$0.95	$2.26	$2.64	$3.80

Diluted average shares outstanding	231,097,000	249,378,000	233,689,000	256,780,000

Net Income and Diluted Earnings Per Share GAAP to Non-GAAP Reconciliation:

	Three Months Ended September 29, 2018		Nine Months Ended September 29, 2018
		Diluted EPS		Diluted EPS
Net income - GAAP	$563	$2.26	$976	$3.80
Gain on business disposition, net of taxes of $34 million	(410)	(1.65)	(410)	(1.60)
Adjusted net income - Non-GAAP (b)	$153	$0.61	$566	$2.20

(a) On July 2, 2018, Textron completed the sale of the Tools & Test Equipment product line and recorded an after-tax gain of $410 million, subject to post-closing adjustments.

(b) Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures as defined in “Non-GAAP Financial Measures” attached to this release.

Textron Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 28, 2019	December 29, 2018
Assets
Cash and equivalents	$931	$987
Accounts receivable, net	1,018	1,024
Inventories	4,436	3,818
Other current assets	856	785
Net property, plant and equipment	2,497	2,615
Goodwill	2,142	2,218
Other assets	2,225	1,800
Finance group assets	957	1,017
Total Assets	$15,062	$14,264

Liabilities and Shareholders’ Equity
Short-term debt and current portion of long-term debt	$568	$258
Current liabilities	3,198	3,248
Other liabilities	2,130	1,932
Long-term debt	2,909	2,808
Finance group liabilities	805	826
Total Liabilities	9,610	9,072

Total Shareholders’ Equity	5,452	5,192
Total Liabilities and Shareholders’ Equity	$15,062	$14,264

TEXTRON INC.

MANUFACTURING GROUP

Condensed Schedule of Cash Flows

(In millions)

(Unaudited)

		Three Months Ended		Nine Months Ended
		September 28,	September 29,	September 28,	September 29,
		2019	2018	2019	2018
	Cash flows from operating activities:
	Net income	$216	$561	$603	$959
	Depreciation and amortization	98	104	297	316
	Changes in working capital	(124)	74	(840)	(204)
	Changes in other assets and liabilities and non-cash items	48	24	95	57
	Gain on business disposition	-	(444)	-	(444)
	Dividends received from TFC	-	-	50	50
	Net cash from operating activities of continuing operations	238	319	205	734
	Cash flows from investing activities:
	Capital expenditures	(81)	(74)	(216)	(233)
	Net proceeds from business disposition	-	807	-	807
	Net proceeds from corporate-owned life insurance policies	-	-	4	98
	Proceeds from the sale of property, plant and equipment	2	2	6	12
	Other investing activities, net	-	(3)	-	(3)
	Net cash from investing activities	(79)	732	(206)	681
	Cash flows from financing activities:
	Increase in short-term debt	118	-	118	-
	Net proceeds from issuance of long-term debt	-	-	297	-
	Purchases of Textron common stock	(109)	(468)	(470)	(1,383)
	Other financing activities, net	(1)	16	8	49
	Net cash from financing activities	8	(452)	(47)	(1,334)
	Total cash flows from continuing operations	167	599	(48)	81
	Total cash flows from discontinued operations	(1)	-	(2)	(1)
	Effect of exchange rate changes on cash and equivalents	(10)	(3)	(6)	(9)
	Net change in cash and equivalents	156	596	(56)	71
	Cash and equivalents at beginning of period	775	554	987	1,079
	Cash and equivalents at end of period	$931	$1,150	$931	$1,150

	Manufacturing Cash Flow GAAP to Non-GAAP Reconciliation:

		Three Months Ended		Nine Months Ended
		September 28,	September 29,	September 28,	September 29,
		2019	2018	2019	2018
	Net cash from operating activities of continuing operations - GAAP	$238	$319	$205	$734
Less:	Capital expenditures	(81)	(74)	(216)	(233)
	Dividends received from TFC	-	-	(50)	(50)
Plus:	Total pension contributions	11	12	36	37
	Taxes paid on gain on business disposition	11	-	11	-
	Proceeds from the sale of property, plant and equipment	2	2	6	12
	Manufacturing cash flow before pension contributions - Non-GAAP (a)	$181	$259	$(8)	$500

(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.

Condensed Consolidated Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018
Cash flows from operating activities:
Net Income	$220	$563	$616	$976
Depreciation and amortization	100	106	302	322
Changes in working capital	(84)	50	(787)	(214)
Changes in other assets and liabilities and non-cash items	49	24	94	57
Gain on business disposition	-	(444)	-	(444)
Net cash from operating activities of continuing operations	285	299	225	697
Cash flows from investing activities:
Capital expenditures	(81)	(74)	(216)	(233)
Net proceeds from business disposition	-	807	-	807
Net proceeds from corporate-owned life insurance policies	-	-	4	98
Finance receivables repaid	-	-	20	25
Other investing activities, net	2	7	9	37
Net cash from investing activities	(79)	740	(183)	734
Cash flows from financing activities:
Increase in short-term debt	118	-	118	-
Net proceeds from issuance of long-term debt	-	-	297	-
Principal payments on long-term debt and nonrecourse debt	(7)	(23)	(42)	(60)
Purchases of Textron common stock	(109)	(468)	(470)	(1,383)
Other financing activities, net	(1)	17	9	53
Net cash from financing activities	1	(474)	(88)	(1,390)
Total cash flows from continuing operations	207	565	(46)	41
Total cash flows from discontinued operations	(1)	-	(2)	(1)
Effect of exchange rate changes on cash and equivalents	(10)	(3)	(6)	(9)
Net change in cash and equivalents	196	562	(54)	31
Cash and equivalents at beginning of period	857	731	1,107	1,262
Cash and equivalents at end of period	$1,053	$1,293	$1,053	$1,293

TEXTRON INC.

Non-GAAP Financial Measures

(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures.  Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in the entirety and not to rely on any single financial measure.  We utilize the following definition for the non-GAAP financial measure included in this release:

Net income and adjusted diluted earnings per share

Net income and adjusted diluted earnings per share exclude Gain on business disposition, net of taxes. The Gain on business disposition is not considered indicative of ongoing operations as it is a significant one-time transaction related to the sale of our Tools and Test product line.

Manufacturing cash flow before pension contributions

Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:

•    Deducts capital expenditures and includes proceeds from the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;

•    Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;

•    Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.

•    Excludes taxes paid related to the gain realized in 2018 on the Tools and Test business disposition. We have made this adjustment to the non-GAAP measure because we believe this use of cash is not representative of cash used by our manufacturing operations.

While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

Net Income and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation and Outlook:

		Three Months Ended September 29, 2018		Nine Months Ended September 29, 2018
			Diluted EPS			Diluted EPS
Net income - GAAP		$563	$2.26	$976		$3.80
Gain on business disposition, net of taxes of $34 million		(410)	(1.65)	(410)		(1.60)
Adjusted net income - Non-GAAP		$153	$0.61	$566		$2.20

Manufacturing Cash Flow Before Pension Contributions GAAP to Non-GAAP Reconciliation and Outlook:

		Three Months Ended		Nine Months Ended
		September 28, 2019	September 29, 2018	September 28, 2019		September 29, 2018
Net cash from operating activities of continuing operations – GAAP		$238	$319	$205		$734
Less:	Capital expenditures	(81)	(74)	(216)		(233)
	Dividends received from TFC	-	-	(50)		(50)
Plus:	Total pension contributions	11	12	36		37
	Taxes paid on gain on business disposition	11	-	11		-
	Proceeds from the sale of property, plant and equipment	2	2	6		12
Manufacturing cash flow before pension contributions - Non-GAAP		$181	$259	$(8)		$500

				2019 Outlook
Net cash from operating activities of continuing operations - GAAP				$933	-	$1,033
Less:	Capital expenditures				(350)
	Dividends received from TFC				(50)
Plus:	Total pension contributions				50
	Taxes paid on gain on business disposition				11
	Proceeds from the sale of property, plant and equipment				6
Manufacturing cash flow before pension contributions - Non-GAAP				$600	-	$700